                                                                    Exhibit 3.13

                           ARTICLES OF INCORPORATION
                                       OF
                            CLINCH RIVER SHOP, INC.


     We, the undersigned, do hereby associate ourselves to establish a corporation under and by virtue of the statutes of the Commonwealth of Virginia in such cases made and provided, for the purposes and under the corporate name hereinafter mentioned, and to that end, we do hereby set out the following Articles of Incorporation.

     (a) The name of the corporation is to be CLINCH RIVER SHOP, INC.

     (b) The purpose, or purposes, for which the corporation is organized are as follows:

          (1) To build, rebuild and repair, buy, sell, exchange, lease or otherwise acquire, hold, own and generally deal in mining machinery and equipment and parts therefor, and all types of mining supplies and equipment.

          (2) To operate and maintain shops and plants in which to make, manufacture, machine, repair and alter all types of goods, and wares of metal, wood, rubber or synthetic materials or substances, and to generally deal and trade in the same, either at retail or wholesale.

          (3) To buy, sell, convey, mortgage or otherwise encumber, exchange, lease, sublease and otherwise acquire, hold, own, maintain, control, work, develop, subdivide, improve, alter, operate, manage, rent and generally deal in real estate and personal property of every nature and description within or without the Commonwealth of Virginia.

          (4) To do all and everything suitable and proper for the accomplishment of any of the purposes or the attainment of any objectives or the furtherance of any of the powers herein aforementioned, either alone or in association with other corporations, firms or individuals, and to do and perform every act or acts, thing or things which corporations organized under and pursuant to the laws of the Commonwealth of Virginia may now or hereafter be empowered to do by law.

     (c) The aggregate number of shares of the capital stock which the corporation shall have authority to issue is 250. Such shares are to consist of one class only, and the par value of each of said shares is to be $100.

     (d) The address of the corporation's initial Registered Office is General Delivery, Pounding Mill, Virginia 24637. The County in which it is located is Tazewell. The name of the initial Registered Agent at such address is William S. Wampler, who is a resident of Virginia and a director of said corporation.

     (e) Two directors shall constitute the initial Board of Directors and the names and addresses of the persons who are to serve as initial directors are as follows:

     NAME                                 ADDRESS
     ----                                 -------

William S. Wampler       General Delivery, Pounding Mill, Va. 24637
Damon R. Donley          Route 2, Cedar Bluff, Virginia 24609

     Given under our hands, this 28th day of February, 1975.

                                 /s/ William S. Wampler
                                 ----------------------------

                                 /s/ Damon R. Donley
                                 ----------------------------
State of Virginia,

County of Tazewell, to-wit:

     I, Ralph P. Sheets, a Notary Public in and for the County and State aforesaid, do hereby certify that William S. Wampler and Damon R. Donley, whose names are signed to the foregoing writing, bearing date on the 28th day of February, 1975, have each acknowledged the same before me, in my County and State aforesaid.

     My commission expires March 8, 1977.

                                 /s/ Ralph P. Sheets
                                 ----------------------------
                                        Notary Public

            ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                            CLINCH RIVER SHOP, INC.
            -----------------------------------------------------

     Clinch River Shop, Inc. hereby sets forth the following Articles of Amendment to its Articles of Incorporation, pursuant to (S)13.1-58 of the Code of Virginia, as amended.

     (a) The name of the corporation is CLINCH RIVER SHOP, INC.

     (b) The amendment to the Articles of Incorporation is that Paragraph (a) of the Articles of Incorporation be amended to read as follows:

          "(a) The name of the corporation is to be CLINCH RIVER CORPORATION."

     (c) The date of the meeting of the Board of Directors at which the amendment was found to be in the best interests of the corporation was October 1, 1979. The date when notice was given to each stockholder of record entitled to vote on the proposed amendment to the Articles of Incorporation was October 1, 1979. A copy of the proposed amendment accompanied the notice of the meeting of the stockholders at which the proposed amendment was to be submitted to a vote. The notice of such stockholders meeting was given in the manner provided by the statute in such cases made and provided, and all shares outstanding and entitled to vote were present in person and participated in the meeting. The date of the adoption of the amendment by the stockholders was October 1, 1979.

     (d) The number of shares outstanding, and the number of shares entitled to vote on said proposed amendment was twelve (12).

     (e) The number of shares that voted for said amendment was twelve (12). The number of shares that voted against such amendment was zero (O).

     This_______day of October, 1979.

                                         CLINCH RIVER SHOP, INC.


                                         By____________________________________
                                                Its President

                                           ____________________________________
                                                Its Secretary

                          CERTIFICATE OF AMENDMENT OF
                           CLINCH RIVER CORPORATION


                                      ONE

     The name of the corporation is Clinch River Corporation.

                                      TWO

     The corporation's Certificate of Incorporation shall be amended by adding the following Section (f) to Article Eleventh thereof:

          "(f) No director of the corporation shall be personally liable to the corporation or to any of its shareholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that this Section
          (f) shall not eliminate the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
          (ii) for acts or omissions not in good faith or which involve willful misconduct or a knowing violation of the criminal law or any of federal or state securities law, (iii) under Section 13.1-692 of the Virginia Stock Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section (f) shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal."

                                     THREE

     The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

                                     FOUR

     The foregoing amendment was adopted on February 2, 1996.

                                     FIVE

     The amendment was adopted by unanimous consent of the shareholders pursuant to (S)242 of the Delaware General Corporation Law.

     The undersigned Senior Vice President of the corporation declares that the facts herein stated are true as of October 9, 1996.

                                   CLINCH RIVER CORPORATION

                                   By: /s/ Wayne J. Conner
                                       ---------------------------------
                                       Name: Wayne J. Conner
                                       Title: Senior Vice President

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